Exhibit 99

FOR IMMEDIATE RELEASE
July 19, 2016

Cintas Corporation Announces
Fiscal 2016 Fourth Quarter and Full Year Results

CINCINNATI, July 19, 2016 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fourth quarter and full fiscal year ended May 31, 2016.

Revenue for the fourth quarter of fiscal year 2016 was $1.27 billion, an increase of 11.3% over the prior year period. Organic growth, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and workday differences, was 6.7%. Operating income for the fourth quarter of fiscal year 2016 of $202.9 million increased 14.2% from the prior year period. Operating income margin improved to 16.0% from 15.6% of revenue in last year’s fourth quarter.

Net income from continuing operations for the fourth quarter of fiscal 2016 was $118.0 million compared to $100.6 million in the prior year period, and earnings per diluted share (EPS) from continuing operations for the fourth quarter of fiscal 2016 were $1.08 compared to $0.86 for last year’s fourth quarter. Fourth quarter of fiscal 2016 net income and EPS from continuing operations increased 17.3% and 25.6%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved to 9.3% from 8.8% in last fiscal year’s fourth quarter.

Scott D. Farmer, Cintas’ Chief Executive Officer, stated, “This year we initiated our first national branding campaign and introduced our new tagline, Ready for the WorkdayTM. This new tagline communicates the value we provide our customers by addressing their business needs with our broad range of products and services. Our fourth quarter results are a reflection of the success of our employees, whom we call partners, in being READYTM for our customers. I’d like to thank our partners for delivering industry-leading growth rates and operating income margins and a significant increase in EPS.”

For the fiscal year ended May 31, 2016, revenue was $4.90 billion, an increase of 9.6% over the prior fiscal year. Organic growth was 6.7%. Operating income for fiscal year 2016 of $781.7 million increased 12.3% from the prior fiscal year. Operating income margin improved to 15.9% from 15.6% of revenue last fiscal year. Net income from continuing operations was $456.9 million compared to $410.5 million in the prior year period, and EPS from continuing operations for fiscal 2016 were $4.09 compared to $3.46 for last fiscal year. Excluding a non-recurring gain in the first quarter of fiscal 2015 of $13.6 million or EPS of $0.11, fiscal 2016 net income and EPS from continuing operations increased 15.1% and 22.1%, respectively, compared to the prior year period. Net income from continuing operations as a percent of revenue improved to 9.3% from 8.9% last fiscal year, excluding the prior year non-recurring gain.

“I am proud to report that we achieved record revenue and EPS in fiscal year 2016,” added Mr. Farmer. “We have increased EPS by double-digits in six consecutive years. Our balance sheet and cash flow remain very strong. In addition, I am pleased with our continued ability to deploy cash to many priorities. In fiscal 2016, those priorities included capex and strategic investments like our SAP project and new branding campaign; acquisitions in our Uniform Rental and Facility Services, First Aid and Fire businesses; a 23.5% increase in the regular dividend; and the repurchase of shares under our buyback program at an aggregate cost of $759.2 million.”

FISCAL YEAR 2017 GUIDANCE

Mr. Farmer concluded, “We expect fiscal 2017 revenue to be in the range of $5.150 billion to $5.225 billion and fiscal 2017 EPS from continuing operations to be in the range of $4.35 to $4.45. This guidance does not include any potential deterioration in the U.S. economy or share buybacks. It does include our expectations for our continued SAP system implementation and the impact of one less workday in fiscal 2017 compared to fiscal 2016.”

The table below provides a comparison of fiscal 2016 revenue and EPS from continuing operations to our fiscal 2017 guidance.

Guidance	Fiscal 2016	Fiscal 2017 Low End of Range	Growth vs. Fiscal 2016	Fiscal 2017 High End of Range	Growth vs. Fiscal 2016

Revenue (dollar amounts in millions)	$4,905.5	$5,150.0	5.0%	$5,225.0	6.5%

EPS from continuing operations	$4.09	$4.35	6.4%	$4.45	8.8%

About Cintas

Cintas Corporation helps more than 900,000 businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, our ability to promptly and effectively integrate acquisitions, including ZEE Medical; our ability to realize any synergies from acquisitions, including ZEE Medical; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including the acquisition of ZEE Medical; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; and the finalization of our financial statements for the year ended May 31, 2016. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2015 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Vice President-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2016	May 31, 2015	% Change
Revenue:
Uniform rental and facility services	$965,124	$891,269	8.3%
Other	306,281	251,314	21.9%
Total revenue	1,271,405	1,142,583	11.3%

Costs and expenses:
Cost of uniform rental and facility services	537,543	509,861	5.4%
Cost of other	180,144	146,062	23.3%
Selling and administrative expenses	350,778	308,941	13.5%

Operating income	202,940	177,719	14.2%

Interest income	(331)	(171)	93.6%
Interest expense	15,776	16,395	(3.8)%

Income before income taxes	187,495	161,495	16.1%
Income taxes	69,484	60,911	14.1%
Income from continuing operations	118,011	100,584	17.3%
Income from discontinued operations, net of tax	12,887	4,631	178.3%
Net income	$130,898	$105,215	24.4%

Basic earnings per share:
Continuing operations	$1.09	$0.87	25.3%
Discontinued operations	0.12	0.04	200.0%
Basic earnings per share	$1.21	$0.91	33.0%

Diluted earnings per share:
Continuing operations	$1.08	$0.86	25.6%
Discontinued operations	0.12	0.04	200.0%
Diluted earnings per share	$1.20	$0.90	33.3%

Weighted average number of shares outstanding	106,136	113,666
Diluted average number of shares outstanding	107,797	115,383

 Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2016	May 31, 2015	% Change
Revenue:
Uniform rental and facility services	$3,777,801	$3,539,843	6.7%
Other	1,127,657	937,043	20.3%
Total revenue	4,905,458	4,476,886	9.6%

Costs and expenses:
Cost of uniform rental and facility services	2,106,793	2,007,632	4.9%
Cost of other	668,795	547,917	22.1%
Selling and administrative expenses	1,348,122	1,224,930	10.1%

Operating income	781,748	696,407	12.3%

Gain on sale of stock of an equity method investment	—	21,739	(100.0)%

Interest income	(896)	(339)	164.3%
Interest expense	64,522	65,161	(1.0)%

Income before income taxes	718,122	653,324	9.9%
Income taxes	261,181	242,803	7.6%
Income from continuing operations	456,941	410,521	11.3%
Income from discontinued operations, net of tax	236,579	20,097	1,077.2%
Net income	$693,520	$430,618	61.1%

Basic earnings per share:
Continuing operations	$4.15	$3.51	18.2%
Discontinued operations	2.15	0.17	1,164.7%
Basic earnings per share	$6.30	$3.68	71.2%

Diluted earnings per share:
Continuing operations	$4.09	$3.46	18.2%
Discontinued operations	2.12	0.17	1,147.1%
Diluted earnings per share	$6.21	$3.63	71.1%

Weighted average number of shares outstanding	108,221	115,900
Diluted average number of shares outstanding	109,956	117,543

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2016	May 31, 2015
Uniform rental and facility services gross margin	44.3%	42.8%
Other gross margin	41.2%	41.9%
Total gross margin	43.6%	42.6%
Net margin, continuing operations	9.3%	8.8%

	Twelve Months Ended
	May 31, 2016	May 31, 2015
Uniform rental and facility services gross margin	44.2%	43.3%
Other gross margin	40.7%	41.5%
Total gross margin	43.4%	42.9%
Net margin, continuing operations	9.3%	9.2%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	May 31, 2016	May 31, 2015
Income from continuing operations	$118,011	$100,584
Less: income from continuing operations allocated to participating securities	1,920	947
Income from continuing operations available to common shareholders	$116,091	$99,637

Basic weighted average common shares outstanding	106,136	113,666
Effect of dilutive securities - employee stock options	1,661	1,717
Diluted weighted average common shares outstanding	107,797	115,383

Diluted earnings per share from continuing operations	$1.08	$0.86

	Twelve Months Ended
	May 31, 2016	May 31, 2015
Income from continuing operations	$456,941	$410,521
Less: income from continuing operations allocated to participating securities	7,290	3,846
Income from continuing operations available to common shareholders	$449,651	$406,675

Basic weighted average common shares outstanding	108,221	115,900
Effect of dilutive securities - employee stock options	1,735	1,643
Diluted weighted average common shares outstanding	109,956	117,543

Diluted earnings per share from continuing operations	$4.09	$3.46

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended			Twelve Months Ended
	May 31, 2016	May 31, 2015	Growth %	May 31, 2016	May 31, 2015	Growth %
	A	B	G	I	J	O
Revenue	$1,271,405	$1,142,583	11.3%	$4,905,458	$4,476,886	9.6%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	66	65		262	260

	E	F	H	M	N	P
Revenue adjusted for workday difference	$1,252,141	$1,142,583	9.6%	$4,868,012	$4,476,886	8.7%
			H=(E-F)/F			P=(M-N)/N
	E=(A/C)*D	F=(B/D)*D		M=(I/K)*L	N=(J/L)*L
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

	Twelve Months Ended
	May 31, 2016	May 31, 2015
Net cash provided by operations(1)	$465,845	$580,276
Capital expenditures	(275,385)	(217,720)
Free cash flow	$190,460	$362,556
(1) Net cash provided by operations in fiscal 2016 was negatively impacted by taxes paid on the gain on the sale of the investment in the Shred-it Partnership. During fiscal 2016, Cintas paid $229.5 million of taxes on the gain, which became due upon sale of the investment. Proceeds from the sale of this investment are included in investing activities. Excluding the impact of these tax payments, which do not relate to continuing operations, cash provided by operations and free cash flow is $695.3 million and $420.0 million, respectively.

Results from Continuing Operations as Reported and as Adjusted

The tables below present summary results for the twelve months ended May 31, 2016 and May 31, 2015, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

For the twelve months ended May 31, 2016	As Reported (see Note 1)	Adjustments	As Adjusted	Increase

Net income, continuing operations	$456,941	$—	$456,941	15.1%
Net income margin, continuing operations	9.3%		9.3%

Diluted earnings per share, continuing operations	$4.09	$—	$4.09	22.1%

For the twelve months ended May 31, 2015	As Reported (see Note 1)	Adjustments (see Note 2)	As Adjusted

Net income, continuing operations	$410,521	$13,630	$396,891
Net income margin, continuing operations	9.2%		8.9%

Diluted earnings per share, continuing operations	$3.46	$0.11	$3.35
Note 1 - The "As Reported" figures for both fiscal 2016 and 2015 reflect the change in classification of the Document Storage and Imaging business and the investment in the Shred-it Partnership to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - During the fiscal 2015 first quarter, Cintas recognized a gain on the sale of stock in an equity method investment in the net amount of $13.6 million, equal to EPS of $0.11.

SUPPLEMENTAL SEGMENT DATA
The results below reflect the segments effective June 1, 2015 as previously disclosed. All prior fiscal year results presented below have been restated to reflect these new segments.

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate(1)	Total

For the three months ended May 31, 2016
Revenue	$965,124	$122,793	$183,488	$—	$1,271,405
Gross margin	$427,581	$52,631	$73,506	$—	$553,718
Selling and administrative expenses	$256,820	$39,197	$54,761	$—	$350,778
Interest income	$—	$—	$—	$(331)	$(331)
Interest expense	$—	$—	$—	$15,776	$15,776
Income (loss) before income taxes	$170,761	$13,434	$18,745	$(15,445)	$187,495

For the three months ended May 31, 2015
Revenue	$891,269	$84,927	$166,387	$—	$1,142,583
Gross margin	$381,408	$39,704	$65,548	$—	$486,660
Selling and administrative expenses	$231,921	$26,813	$50,207	$—	$308,941
Interest income	$—	$—	$—	$(171)	$(171)
Interest expense	$—	$—	$—	$16,395	$16,395
Income (loss) before income taxes	$149,487	$12,891	$15,341	$(16,224)	$161,495

As of and for the twelve months ended May 31, 2016
Revenue	$3,777,801	$461,783	$665,874	$—	$4,905,458
Gross margin	$1,671,008	$197,010	$261,852	$—	$2,129,870
Selling and administrative expenses	$998,069	$147,503	$202,550	$—	$1,348,122
Interest income	$—	$—	$—	$(896)	$(896)
Interest expense	$—	$—	$—	$64,522	$64,522
Income (loss) before income taxes	$672,939	$49,507	$59,302	$(63,626)	$718,122
Assets	$3,114,159	$421,789	$358,683	$209,762	$4,104,393

As of and for the twelve months ended May 31, 2015
Revenue	$3,539,843	$326,593	$610,450	$—	$4,476,886
Gross margin	$1,532,211	$152,339	$236,787	$—	$1,921,337
Selling and administrative expenses	$926,176	$107,226	$191,528	$—	$1,224,930
Gain on sale of stock of an equity method investment	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$(339)	$(339)
Interest expense	$—	$—	$—	$65,161	$65,161
Income (loss) before income taxes	$606,035	$45,113	$45,259	$(43,083)	$653,324
Assets	$2,845,326	$255,202	$345,201	$746,731	$4,192,460
(1) Corporate assets include cash and marketable securities in all periods. Corporate assets as of May 31, 2015 include the investment in the Shred-it Partnership and the Storage assets that were classified as assets held for sale.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	May 31, 2016	May 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$139,357	$417,073
Marketable securities	70,405	16,081
Accounts receivable, net	563,178	496,130
Inventories, net	249,362	226,211
Uniforms and other rental items in service	539,956	534,005
Income taxes, current	1,712	936
Assets held for sale	—	21,341
Prepaid expenses and other current assets	26,065	24,030
Total current assets	1,590,035	1,735,807

Property and equipment, at cost, net	994,237	871,421

Investments	124,952	329,692
Goodwill	1,291,593	1,195,612
Service contracts, net	83,715	42,434
Other assets, net	19,861	17,494
	$4,104,393	$4,192,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$114,514	$109,607
Accrued compensation and related liabilities	101,976	88,423
Accrued liabilities	349,065	309,935
Liabilities held for sale	—	704
Long-term debt due within one year	250,000	—
Total current liabilities	815,555	508,669

Long-term liabilities:
Long-term debt due after one year	1,050,000	1,300,000
Deferred income taxes	259,475	339,327
Accrued liabilities	136,704	112,009
Total long-term liabilities	1,446,179	1,751,336

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY16: 179,598,516 issued and 104,213,479 outstanding FY15: 178,117,334 issued and 111,702,949 outstanding	409,682	329,248
Paid-in capital	205,260	157,183
Retained earnings	4,805,867	4,227,620
Treasury stock: FY16: 75,385,037 shares FY15: 66,414,385 shares	(3,553,276)	(2,773,125)
Accumulated other comprehensive loss	(24,874)	(8,471)
Total shareholders’ equity	1,842,659	1,932,455

	$4,104,393	$4,192,460

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2016	May 31, 2015
Cash flows from operating activities:
Net income	$693,520	$430,618

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	149,691	140,624
Amortization of intangible assets	15,588	14,458
Stock-based compensation	79,293	47,002
Gain on Storage Transactions	(15,786)	(38,573)
Loss on investment in Shred-it Partnership	24,288	3,851
Gain on sale of investment in Shred-it Partnership	(378,359)	—
Gain on sale of stock of an equity method investment	—	(21,739)
Deferred income taxes	(59,302)	20,866
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(52,762)	(1,443)
Inventories, net	(17,917)	23,785
Uniforms and other rental items in service	(6,306)	(31,994)
Prepaid expenses and other current assets	(965)	(3,202)
Accounts payable	(564)	(33,445)
Accrued compensation and related liabilities	13,512	3,234
Accrued liabilities and other	22,714	33,066
Income taxes, current	(800)	(6,832)
Net cash provided by operating activities	465,845	580,276

Cash flows from investing activities:
Capital expenditures	(275,385)	(217,720)
Proceeds from redemption of marketable securities	434,179	161,938
Purchase of marketable securities and investments	(494,146)	(195,471)
Proceeds from Storage Transactions, net of cash contributed	35,338	158,428
Proceeds from Shredding Transactions	580,837	3,344
Proceeds from sale of stock of an equity method investment	—	29,933
Dividends received on equity method investment	—	5,247
Dividends received on Shred-it Partnership investment	—	113,400
Acquisitions of businesses, net of cash acquired	(156,579)	(15,495)
Other, net	4,137	1,383
Net cash provided by investing activities	128,381	44,987

Cash flows from financing activities:
Repayment of debt	(16)	(518)
Proceeds from exercise of stock-based compensation awards	28,226	40,230
Dividends paid	(115,273)	(201,891)
Repurchase of common stock	(780,151)	(551,970)
Other, net	490	1,589
Net cash used in financing activities	(866,724)	(712,560)

Effect of exchange rate changes on cash and cash equivalents	(5,218)	(8,918)

Net decrease in cash and cash equivalents	(277,716)	(96,215)
Cash and cash equivalents at beginning of year	417,073	513,288
Cash and cash equivalents at end of year	$139,357	$417,073